Exhibit 99.2

TechTarget Reports Third Quarter 2007 Financial Results and
Announces the Acquisition of KnowledgeStorm for $58 Million

Needham, MA – November 7, 2007 – TechTarget, Inc. (NASDAQ: TTGT) today announced financial results for the third quarter ended September 30, 2007. Total revenues for the third quarter increased by 15% to $23.3 million compared to $20.3 million for the comparable prior year quarter. Online revenues, which represented 63% of total revenues, increased by 17% to $14.7 million compared to $12.6 million for the comparable prior year quarter. Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization, as adjusted for stock-based compensation) increased by 14% to $5.7 million compared to $5.0 million for the comparable prior year quarter.

“We are pleased to continue delivering strong revenue and profit growth,” said Greg Strakosch, Chairman and CEO of TechTarget. "We continue to benefit from advertisers migration to targeted, measurable online media. We are very focused on scaling the business to take advantage of this very large market opportunity in 2008 and beyond.”

Gross profit for the quarter was 70% compared to 67% for the comparable prior year quarter. Online gross profit continued to demonstrate high operating leverage, achieving a 74% gross profit which compares to 71% for the comparable prior year quarter. Adjusted EBITDA margin also remained strong at 25% for the quarter.

Net income for the quarter was $1.54 million compared to $1.59 million for the comparable prior year quarter, representing a decrease of 3%. The decrease in net income is primarily attributable to an increase in stock-based compensation expense, which increased to $1.65 million compared to $91,000 for the comparable prior year quarter.  Excluding stock-based compensation expense, income before provision for income taxes was $5.05 million compared to $3.39 million for the comparable prior year quarter, representing an increase of 49%. Earnings per basic and diluted share were $0.04 each, for the quarter compared to $(0.16) each, for the comparable prior year quarter. As of September 30, 2007, TechTarget had $108.7 million of cash, cash equivalents and short term investments, and bank debt of $6.8 million.

TechTarget Acquires KnowledgeStorm

TechTarget today also announced the acquisition of KnowledgeStorm, Inc., a leading search resource for IT professionals that generates qualified leads for IT vendors, for approximately $58 million, consisting of approximately $52 million in cash and 359,820 shares of unregistered common stock of TechTarget.   “The acquisition of KnowledgeStorm® further strengthens our leadership position and significantly increases our scale, customer penetration and value for advertisers,” commented Mr. Strakosch.  He went on to note, “Our preliminary internal projections are that KnowledgeStorm will contribute revenues of $12 - $14 million and adjusted EBITDA of $4.5 - $5.5 million during the first twelve months post-integration.  We expect the integration to be fully completed by the end of the second quarter of 2008 and further guidance will be provided when we report 2007 results in February.”  KnowledgeStorm generates approximately 3.5 million visits per month from IT professionals searching for information and has approximately 700 active advertisers, the majority of which are new to TechTarget.

Recent Company Highlights

-
Launched ITKnowledgeExchange.com™, a User Generated Content site that enables IT professionals to ask questions, obtain answers, collaborate, and exchange knowledge with their peers. All content within the community is peer generated and includes contributions by industry experts interested in supporting the IT community with their expertise.

-
Launched SearchTelecom.com™, dedicated to addressing the knowledge requirements of the telecommunications industry by providing decision makers with in-depth technical advice, business strategy analysis, and information on new products and services. There are already over 100,000 registered members and advertisers include Motorola, Alcatel-Lucent, F5 Networks, CA and VeriSign.

-	Held our Annual International Partner meeting in Prague. Partners from India, Japan, Italy, Spain, The Netherlands, Germany, South Africa and Australia participated.

-
Held “TechTarget ROI Summit” in San Francisco. Hundreds of customers and prospects attended to learn the best ways to measure and improve online ROI. At the conference, TechTarget unveiled its new tagline, “The IT Media ROI Experts.”  Also, at the conference, TechTarget announced its new ROI Advisory Board, consisting of representatives from customers such as Adobe, CDW, EMC, IBM, Microsoft and Network Appliance.

-	Partnered with VMware to run the “Best of VMworld Awards,” at VMworld, which was held in San Francisco in September and attracted more than 10,000 attendees.

Fourth quarter 2007 financial guidance

In the fourth quarter of 2007, the Company expects revenues to be within the range of $27.4 million to $28.6 million and adjusted EBITDA to be within the range of $7.3 million to $8.3 million. Revenues and adjusted EBITDA guidance include the operations of KnowledgeStorm and reflect anticipated purchase price adjustments to KnowledgeStorm’s revenues, as a result of deferred revenues existing as of the closing date of the acquisition.

Exhibit 99.2
Conference Call and Webcast

TechTarget will discuss these financial results in a conference call at 5:00 pm (Eastern Time) today (November 7, 2007). The public is invited to listen to a live webcast of TechTarget’s conference call, which can be accessed on the Investor Relations section of our website at http://investor.techtarget.com/. We ask that participants please access the conference call at least 10 minutes prior to the time the conference call is set to begin. The conference call can also be heard via telephone by dialing 800-573-4842 or 617-224-4327 for international callers five minutes prior to the call and referencing conference code 94284793 for both domestic and international callers. For those investors unable to participate in the live conference call, a replay of the conference call will be available via telephone beginning November 7, 2007 at 7:00 p.m. ET through November 21, 2007. To listen to the replay, call 888-286-8010 and use the pass code: 56226909. International callers should dial 617-801-6888 and enter the pass code: 56226909 to listen to the replay. The webcast replay will also be available on http://investor.techtarget.com/ during the same period.

Non-GAAP Financial Measures

This press release and the accompanying tables include a discussion of adjusted EBITDA, adjusted EBITDA Margin and income before provision for income taxes, excluding stock-based compensation expense, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The term "adjusted EBITDA" refers to a financial measure that we define as earnings before net interest, income taxes, depreciation, and amortization, as further adjusted for stock-based compensation. The term “adjusted EBITDA Margin” refers to a financial measure which we define as adjusted EBITDA as a percentage of total revenues. These Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA and adjusted EBITDA Margin may not be comparable to the definitions as reported by other companies. We believe adjusted EBITDA and adjusted EBITDA Margin are relevant and useful information to our investors as these measures are an integral part of our internal management reporting and planning process and are primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. The components of adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, adjusted EBITDA is used as the principal financial metric in their annual incentive compensation program. Adjusted EBITDA is also used for planning purposes and in presentations to our board of directors. Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward Looking Statements

Certain matters included in this press release may be considered to be "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the company and members of our management team. All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: guidance on our future financial results and other projections or measures of our future performance; our expectations concerning market opportunities and our ability to capitalize on them; and the amount and timing of the benefits expected from acquisitions, from new products or services and from other potential sources of additional revenue. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward- looking statements. These statements speak only as of the date of this press release and are based on our current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: market acceptance of our products and services; relationships with customers, strategic partners and our employees; difficulties in integrating acquired businesses; and changes in economic or regulatory conditions or other trends affecting the Internet, Internet advertising and information technology industries. Further information about these matters, as well as others, can be found in our Registration Statement on Form S-1 as well as subsequent filings that have been filed with the Securities and Exchange Commission. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

About TechTarget

TechTarget, a leading online Information Technology (IT) media company, provides IT companies with ROI-focused marketing programs to generate leads, shorten sales cycles, and grow revenues. With its network of 44 technology-specific Web sites and over 5 million active registered members, TechTarget is a primary Web destination for IT professionals researching which products to purchase. The company is also a leading provider of independent, peer and vendor content, a leading distributor of white papers, and a leading producer of vendor-sponsored webcasts and Podcasts for the IT market. Its Web sites are complemented by numerous invitation-only events and two magazines. TechTarget provides proven branding and lead generation programs to over 1,000 advertisers including Cisco, Dell, EMC, HP, IBM, Intel, Microsoft, SAP and Symantec.

(C) 2007 TechTarget, Inc. All rights reserved. TechTarget, KnowledgeStorm and the TechTarget logo are registered trademarks, and ITKnowledgeExchange.com , and SearchTelecom.com, are trademarks, of TechTarget, Inc. All other trademarks are the property of their respective owners.

Exhibit 99.2
TechTarget, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share information)

	September 30,	December 31,
	2007	2006
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$20,769	$30,830
Short-term investments	87,901	-
Accounts receivable, net of allowance for doubtful accounts of $510 and $580 as of September 30, 2007 and December 31, 2006, respectively	12,419	12,096
Prepaid expenses and other current assets	3,459	952
Deferred tax assets	735	1,784
Total current assets	125,283	45,662

Property and equipment, net	3,769	2,520
Goodwill	43,225	36,190
Intangible assets, net of accumulated amortization	12,087	6,066
Other assets	105	854
Deferred tax assets	1,834	1,355

Total assets	$186,303	$92,647

Liabilities, Redeemable Convertible Preferred Stock and Stockholders' Equity (Deficit)
Current liabilities:
Current portion of bank term loan payable	$3,000	$3,000
Accounts payable	3,121	2,928
Income taxes payable	-	1,854
Accrued expenses and other current liabilities	1,559	1,904
Accrued compensation expenses	1,779	2,322
Deferred revenue	5,590	2,544
Total current liabilities	15,049	14,552

Long-term liabilities:
Other liabilities	458	555
Bank term loan payable, net of current portion	3,750	6,000
Total liabilities	19,257	21,107

Commitments	-	-

Redeemable convertible preferred stock:
Series A redeemable convertible preferred stock - $0.001 par value; 36,009,488 shares authorized ; 35,879,971 shares issued and outstanding, liquidation preference of $30,656 at December 31, 2006	-	30,468
Series B redeemable convertible preferred stock - $0.001 par value; 51,470,588 shares authorized ; 51,470,588 shares issued and outstanding, liquidation preference of $88,296 at December 31, 2006	-	88,260
Series C redeemable convertible preferred stock - $0.001 par value; 10,141,302 shares authorized ; 10,141,302 shares issued and outstanding, liquidation preference of $18,058 at December 31, 2006	-	18,038
Total redeemable convertible preferred stock	-	136,766

Stockholders' equity (deficit):
Preferred stock, 5,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value per share, 100,000,000 shares authorized; 40,406,753 and 7,969,830 shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively	41	32
Additional paid-in capital	199,689	-
Warrants	55	105
Accumulated other comprehensive loss	(70)	(56)
Accumulated deficit	(32,669)	(65,307)
Total stockholders' equity (deficit)	167,046	(65,226)

Total liabilities, redeemable convertible preferred stock and stockholders' equity (deficit)	$186,303	$92,647

Exhibit 99.2
TechTarget, Inc.
Consolidated Statements of Operations
(in thousands, except per share information, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006

Revenues:
Online	$14,687	$12,565	$44,726	$35,752
Events	6,912	5,893	16,201	13,962
Print	1,702	1,809	5,323	6,181
Total revenues	23,301	20,267	66,250	55,895

Cost of revenues:
Online (1)	3,769	3,644	11,194	9,257
Events (1)	2,283	1,632	6,065	4,641
Print (1)	862	1,385	2,990	4,215
Total cost of revenues	6,914	6,661	20,249	18,113

Gross profit	16,387	13,606	46,001	37,782

Operating expenses:
Selling and marketing (1)	7,271	4,932	19,811	14,555
Product development (1)	1,677	1,617	5,021	4,740
General and administrative (1)	3,364	2,126	8,917	6,001
Depreciation	401	241	1,095	697
Amortization of intangible assets	1,171	1,378	2,971	3,886
Total operating expenses	13,884	10,294	37,815	29,879

Operating income	2,503	3,312	8,186	7,903

Interest income (expense):
Interest income	1,043	369	2,058	1,224
Interest expense	(146)	(385)	(851)	(1,103)
Total interest income (expense)	897	(16)	1,207	121

Income before provision for income taxes	3,400	3,296	9,393	8,024

Provision for income taxes	1,858	1,709	4,820	3,623

Net income	$1,542	$1,587	$4,573	$4,401

Net income (loss) per common share:
Basic	$0.04	$(0.16)	$0.03	$(0.47)
Diluted	$0.04	$(0.16)	$0.02	$(0.47)

Weighted average common shares outstanding:
Basic	40,355	7,909	24,282	7,788
Diluted	43,336	7,909	27,185	7,788

(1) Amounts include share-based compensation expense as follows:
Cost of online revenue	$16	$9	$156	$14
Cost of events revenue	20	3	43	5
Cost of print revenue	(1)	1	18	2
Selling and marketing	930	49	2,054	69
Product development	84	10	230	16
General and administrative	604	19	1,421	50
	$1,653	$91	$3,922	$156

Exhibit 99.2
TechTarget, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, unaudited)

Reconciliation of Net Income to Adjusted EBTIDA

	Three Months Ended September 30,
	2007	2006

Net income	$1,542	$1,587
Interest expense (income), net	(897)	16
Provision for income taxes	1,858	1,709
Depreciation	401	241
Amortization of intangible assets	1,171	1,378
EBITDA	4,075	4,931
Stock-based compensation expense	1,653	91
Adjusted EBITDA	$5,728	$5,022

Reconciliation of Income Before Provision for Income Taxes to
Income Before Provision for Income Taxes, Excluding Stock-Based Compensation Expense

	Three Months Ended September 30,
	2007	2006
Income before provision for income taxes	$3,400	$3,296
Stock-based compensation expense	1,653	91
Income before provision for income taxes, excluding stock-based compensation expense	5,053	3,387

Exhibit 99.2
TechTarget, Inc.
Q4 2007 Financial Guidance Summary
(in thousands)

	Quarter Ended December 31, 2007
	Range

Revenues	$27,400	$28,600

Adjusted EBITDA	$7,300	$8,300

Reconciliation of Adjusted EBITDA to Net income:
Adjusted EBITDA	$7,300	$8,300
Interest income, net	540	540
Depreciation, amortization and stock-based compensation	(4,855)	(4,855)
Provision for income taxes	(1,531)	(2,044)
Net income	$1,454	$1,941